SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                       Date of Report: September 30, 2005

                         Corgenix Medical Corporation
            (Exact Name of registrant as specified in its charter)

         Nevada                  000-24541                  93-1223466
     (State or other       ommission File Number)        I.R.S. Employer
      jurisdiction                                     Identification No.)
    of incorporation)     C

                               12061 Tejon Street
                           Westminster, Colorado 80234
          (Address, including zip code, of principal executive offices)

                                (303) 457-4345 (Registrant's telephone number
             including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

? Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
? Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
? Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
? Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Robert Tutag was appointed to the Company's Board of Directors on September 19, 2005 to fill a vacancy created by the recent resignation of Mr. Wendell Gardner on May 25, 2005. The Company will also recommend that Mr. Tutug be elected by shareholders at the upcoming annual shareholders meeting tentatively scheduled to be held on December 14, 2005. Mr. Tutag's background is described in the attached press release which was distributed on September 20, 2005. It is expected that Mr. Tutag will serve on the Company's Audit and Compensation Committees. Mr. Tutag, as an outside director, will be compensated by the annual issuance of stock options and a cash payment per board and committee meeting attended.

ITEM 9.01  Financial Statements and Exhibits

a) Not applicable.

b) Not applicable.

c) Exhibits:
           99.1 Press Release dated September 20, 2005 regarding appointment of new board member.

Statements in this report that are not strictly historical facts are "forward looking" statements (identified by the words "believe", "estimate", "project", "expect" or similar expressions) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, bus are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in the regulatory environment, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. The statements in this report are made as of today, based upon information currently known to management, and the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CORGENIX MEDICAL CORPORATION



Date:  September 30, 2005        By: /s/ Douglass T. Simpson
                                 ---------------------------------
                                 Douglass T. Simpson, President

Exhibit 99.1

   CORGENIX APPOINTS VETERAN PHARMACEUTICAL EXECUTIVE TO BOARD OF DIRECTORS

   New Addition to Board Brings Wealth of Experience Building Companies and
              Sales Organizations within the Healthcare Industry

DENVER, COLORADO - September 20, 2005 -- Corgenix Medical Corporation (OTC BB:
CONX), a worldwide marketer of diagnostic test kits, adds significant depth of experience to its Board by naming Robert Tutag a director of the Company. Mr. Tutag has served since 1990 as the President of Unisource, Inc., a privately held Boulder, Colorado company that identifies and develops niche pharmaceutical products for generic and brand name pharmaceutical companies.

"We at Corgenix are thrilled to announce the addition of Robert Tutag to our Board of Directors," commented Douglass T. Simpson, President and CEO of Corgenix. "We are confident that Robert's extensive experience building sales forces and companies in the healthcare industry will prove to be a tremendous asset to Corgenix as we move forward in the development and marketing of our novel diagnostic products."

Prior to joining Unisource, Mr. Tutag was President and Chief Executive Officer of Tutag Corporation. In this role, which he fulfilled for 18 years, he developed and managed operations of Cord Laboratories, one of the nation's premier generic pharmaceutical manufacturing companies, in addition to founding Geneva Generics, a generic sales and distribution company. Both Cord Laboratories and Geneva Generics were acquired by Ciby-Geigy Corporation. During his time with Tutag Corporation, Mr. Tutag also served as Vice President of Sales and a Director of Tutag Pharmaceuticals, a branded distribution company.

Past experience also includes work in the banking industry, including a position as President and Chief Executive Officer of NBR Financial, Inc., a multi-bank holding company. Additionally, Mr. Tutag has served as editor of GMP Trends, Inc. since 1977, an informational newsletter that reviews FDA and GMP inspection reports for the pharmaceutical and medical device industries. Mr. Tutag received his BBA and MBA from the University of Michigan.

About Corgenix Medical Corporation
-------------------------------------------------------------------------------
Corgenix is a leader in the development and manufacturing of specialized diagnostic kits for immunology disorders, vascular diseases and bone and joint disorders. Corgenix diagnostic products are commercialized for use in clinical laboratories throughout the world. The company currently sells over 50 diagnostic products through a global distribution network and has significant experience advancing products through the FDA process. More information is available at www.corgenix.com.

Company Contact:
Corgenix Medical Corp
William Critchfield, Senior VP and CFO
(303) 453-8903 Email: wcritchfield@corgenix.com

Investor Contact:
The Investor Relations Group
Kathryn McNeil / John Nesbett
Phone: (212) 825-3210
Fax: (212) 825-3229